Exhibit 10.4

CONSULTING AGREEMENT

THIS AGREEMENT, made and entered into this day of June , 2013, by and between Venture Capital Clinic Corp., a Florida corporation (the "Consultant") and Drewrys Brewing Company, a Nevada corporation (the "Company").

WITNESSETH:

WHEREAS, the Company is a Nevada corporation operating its prime facility in 5402 Brittany Drive, McHenry, Illinois 60050 engaged in the business of developing, marketing and selling a line of low-priced and craft beers with the intent of providing wholesale customers with malt beverages.

WHEREAS, the Consultant wishes to provide certain financial, management and advisory services to the Company, as further described herein; and

WHEREAS, the Company desires to avail itself of the expertise of Consultant in the financial, managerial and advisory areas.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties covenant and agree as follows:

1. Engagement. The Company hereby agrees to engage the Consultant to provide certain financial, managerial and advisory services and the Consultant agrees to accept such engagement upon the terms and conditions hereinafter set forth.

2. Term. The Company agrees to engage the Consultant in the capacities set forth above for the period beginning on the date hereof and ending on December 31, 2013 (the "Term").

3. Duties.

a. The Consultant hereby agrees to provide the Company with managerial, operational and financial consultation and advice from time to time with respect to various matters as may be agreed to by the Consultant and the Company. The Consultant agrees that during the term hereof he will devote such time and attention to the rendition of service on behalf of the Company and to the furtherance of the Company's best interests as the Consultant solely deems necessary for the performance of his obligations hereunder.

b. The Consultant shall be available to consult with the Company during regular business hours as determined by consultant. However, nothing herein shall be construed as requiring the Consultant to render daily or full-time services to the Company.

4. Compensation. The Company agrees to pay the Consultant, as compensation for the services previously provided by the Consultant, a fully earned consulting fee in the form of 3,033,000 shares of 144 restricted common stock in the Company at a par value of $0.001 (the “Stock” or “Consulting Fee”).

5. Right of First Refusal. In the event that Company seeks to obtain convertible debt, equity or equity related financing after the date hereof, Consultant shall have a right of first refusal (“ROFR”) up to Consultant’s ( %) pro rata equity percentage (on a fully diluted basis) with respect to providing such equity funding or financing on the same or substantially similar terms. In furtherance of the foregoing, Company will provide Consultant with copies of all relevant documentation evidencing the proposed offer (“Offer”) and Consultant shall have 20 days from the date of its receipt of copies of the Offer to notify Company of its desire to exercise the ROFR.

6. Representations and Warranties of the Company. The Company represents and warrants to Consultant as follows as of the date hereof:

a.	Organization and Authority; Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has all requisite power and authority to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted, and to offer, issue, and deliver the Stock, to enter into this Agreement and to perform its obligations under this Agreement.
b.	Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.
c.	Stock. The Stock represents a% ownership interest in the capital stock of the Company on a fully diluted basis as of the date of this Agreement.
d.	Capitalization and Related Matters. The authorized capital of the Company consists of:
(i)	Common Shares. ,000 shares of restricted common shares, $0.001 par value (the “Shares”), of which 10,000,000 Shares are issued and outstanding.
(ii)	Ownership of Capital; Voting. All of the outstanding Shares are owned of record by . All outstanding Shares have been validly issued and are fully paid, and nonassessable. To the Company’s knowledge, there are no voting trusts or other agreements or understandings between any persons and/or entities, which affects or relates to the voting of the Shares of the Company.
(iii)	No Other Equity. There are no subscriptions, options, warrants, calls, commitments, agreements or other arrangements under which the Company is or may be obligated to issue its Shares, including any right of conversion or exchange under any outstanding security or other instrument, except for:

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7. Restricted Securities. Consultant understands that the Stock it is acquiring are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Consultant represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

8. Legends. It is understood that the certificates evidencing the Stock may bear one or all of the following legends:

a. “These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state for public sale and, as a result, may not be sold, transferred, assigned, pledged or otherwise distributed unless such securities are subsequently registered under the Securities Act of 1933, as amended, and any applicable state securities law, or unless such sale, transfer, assignment, pledge or other distribution is exempt from the registration requirements of such acts. The Company reserves the right to require an opinion of counsel reasonably satisfactory to it before effecting any transfer of these securities.”

b. Any legend required by the securities laws of any state.

9. Expenses. The Consultant shall be promptly reimbursed for those expenses approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned) incurred in connection with the performance of his duties hereunder including, without limitation, airfare, rental car, meals and lodging, provided that Consultant furnishes the Company with adequate documentary evidence required by federal and state statutes and regulations for the substantiation of such expenditures.

10. Relationship of Parties. The Consultant shall not, by reason of this Agreement, be in any way, directly or indirectly, expressly or by implication, a partner or agent of, or employee of, the Company, nor shall he be deemed to be employed by the Company for purposes of any tax or contribution levied by the Federal Social Security Act or any other laws or regulations relating to employment or compensation for employment; and the Consultant accepts exclusive liability for any payroll taxes or contributions imposed by the Federal Social Security Act or any corresponding state law with respect to employees. Furthermore, as an independent contractor, the Consultant shall have no authority to make any contracts or commitments on behalf of the Company or otherwise bind the Company without the express prior written approval, authorization and acceptance by the Company.

11. Indemnification.

a. The Company shall, to the fullest extent permitted by applicable law as then in effect, indemnify Consultant if Consultant is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding

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by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a consultant, employee, director or officer of the Company, or is or was serving at the request of the Company as a consultant, employee, director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such proceeding is alleged action in an official capacity as a consultant, employee, director or officer or in any other capacity while serving as a consultant, employee, director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue if Consultant has ceased to be a consultant, employee, director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this paragraph 7 shall include the right to receive payment in advance of any expenses incurred by the Consultant in connection with such Proceeding, consistent with applicable law as then in effect, and shall be a contract right.

b. The right of indemnification, including the right to receive payment in advance of expenses, conferred in this paragraph 7 shall not be exclusive of any other rights to which the Consultant may otherwise be entitled under any provision of the Company's Articles of Incorporation, Bylaws or otherwise.

c. In any action or Proceeding relating to the right to indemnification conferred in this paragraph 7, the Company shall have the burden of proof that the Consultant has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the Consultant is entitled to indemnity; or otherwise is not entitled to indemnity, and neither a failure to make such a determination nor an adverse determination of entitlement to indemnity shall be a defense of the Company in such an action or Proceeding or create any presumption that the Consultant has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or Proceeding, the Consultant shall be entitled to be indemnified by the Company for the expenses actually and reasonably incurred by him in connection with such action or Proceeding.

12. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by electronic mail, facsimile or certified mail to the Consultant at 7076 Spyglass Avenue, Parkland, Florida 33076, or to the Company at 5402 Brittany Drive, McHenry, Illinois 60050, or such other address as either party may designate in writing.

13. Construction. This Agreement shall be construed in accordance with the internal laws of the State of Florida without regard to the conflict of laws principles thereof.

14. Entire Agreement. This instrument contains the entire agreement between the parties with respect to the subject mater hereof and supersedes any prior understanding or agreement, either written or oral. It may not be changed, extended or renewed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

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15. Bindinq Effect. This Agreement shall be binding upon the Company, its successor and assigns, and upon the Consultant, his heirs, legal representatives and administrators.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.

CONSULTANT:	COMPANY:

Venture Capital Clinic Corp.	Drewrys Brewing Company

By: _______________________	By: ____________________
Name: Steve Adelstein	Name: Francis P. Manzo, III
Title: President	Title: President

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